SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Under §240.14a-12
Greenville Federal Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-1 1 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTE REQUIRED
PROPOSAL 1: ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 2: APPROVAL OF EQUITY PLAN
PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS
AUDIT COMMITTEE REPORT
PROPOSALS OF STOCKHOLDERS AND OTHER MATTERS

GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     Notice is hereby given that the 2006 Annual Meeting of Stockholders of Greenville Federal Financial Corporation (“GFFC”) will be held at Romer’s Catering and Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 31, 2006, at 10:00 a.m., Eastern Standard Time (the “Annual Meeting”), for the following purposes, which are more completely set forth in the accompanying Proxy Statement:
1.	To elect three directors of GFFC for terms expiring in 2009;

2.	To consider and vote upon the approval of the Greenville Federal Financial Corporation 2006 Equity Plan;

3.	To consider and vote upon the ratification of the selection of Grant Thornton LLP as GFFC’s independent registered public accounting firm for the current fiscal year; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only stockholders of GFFC of record at the close of business on September 6, 2006, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors

David M. Kepler
President and Chief Executive Officer

Greenville, Ohio
September 26, 2006

GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
PROXY STATEMENT
PROXIES
     The enclosed proxy (the “Proxy”) is being solicited by the Board of Directors of Greenville Federal Financial Corporation, a federally chartered corporation (“GFFC”), for use at the Annual Meeting of Stockholders of GFFC to be held at Romer’s Catering & Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 31, 2006, at 10.00 a.m., Eastern Standard Time (the “Annual Meeting”). Without affecting any vote previously taken, the Proxy may be revoked by a stockholder by execution of a later dated proxy that is received by GFFC before the Proxy is exercised or by giving notice of revocation to GFFC in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.
     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:
FOR the re-election of George S. Luce, Jr., James W. Ward and David R. Wolverton as directors of GFFC for terms expiring in 2009;
FOR the approval of the Greenville Federal Financial Corporation 2006 Equity Plan; and
FOR the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as GFFC’s independent registered public accounting firm for the current fiscal year.
     The cost of soliciting Proxies will be borne by GFFC. Proxies may be solicited by the directors, officers and other employees of GFFC and Greenville Federal, the wholly owned subsidiary of GFFC, in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting by the same methods. GFFC may engage Illinois Stock Transfer Company to assist in the solicitation of proxies for the annual meeting. Illinois Stock Transfer Company will not charge an additional fee for solicitation services beyond the standard fee it charges GFFC for its transfer agent services in connection with the annual meeting. Proxies solicited in connection with the Annual Meeting will not be used for any other meeting.
     Only stockholders of record as of the close of business on September 6, 2006 (the “Voting Record Date”), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share of common stock owned. GFFC’s records disclose that, as of the Voting Record Date, there were 2,298,411 votes entitled to be cast at the Annual Meeting.
     This Proxy Statement is first being mailed to stockholders of GFFC on or about September 29, 2006.

VOTE REQUIRED
Vote required
     A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum. Shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted (“non-votes”) and abstentions are counted as present for purposes of establishing a quorum. Directors are elected by a plurality of the votes cast, without regard to either non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.
     The approval of the Greenville Federal Financial Corporation 2006 Equity Plan (the “2006 Plan”) requires that the 2006 Plan be approved by the vote of (i) the holders of a majority of the shares of GFFC common stock eligible to be cast at the meeting other than the shares held by Greenville Federal MHC and (ii) the holders of a majority of the votes eligible to be cast at the meeting.
     The ratification of the selection of Grant Thornton as the independent registered public accounting firm for the current fiscal year requires the approval of the holders of a majority of the shares of GFFC represented at the meeting and entitled to vote on the matter. Abstentions will have the effect of a vote against the ratification, but non-votes will not be counted as represented and entitled to vote at the Annual Meeting and will have no effect on the vote.
     Because Greenville Federal MHC holds in excess of 50% of the outstanding common stock of GFFC, the votes cast by Greenville Federal MHC will ensure the presence of a quorum and determine the outcome of the election of the nominees and the ratification of the appointment of the independent registered public accounting firm.
Election of directors
     Under GFFC’s Bylaws, the three nominees receiving the greatest number of votes will be elected as directors. Each stockholder is entitled to cast one vote for each share owned. Shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the stockholder, but no vote is specified thereon, the shares held by such stockholder will be voted FOR the election of the three nominees. Stockholders may not cumulate votes in the election of directors.
VOTING SECURITIES AND OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the only person known to GFFC to own beneficially more than five percent (5%) of the outstanding common stock of GFFC as of September 13, 2006. Greenville Federal MHC acquired such stock in connection with the reorganization of Greenville Federal effective on January 4, 2006, in which GFFC was formed and became a public company.

	Amount and nature of	Percent of
Name and address	beneficial ownership	shares outstanding

Greenville Federal MHC 690 Wagner Avenue Greenville, Ohio 45331	1,264,126	55.0%
     The following table sets forth certain information with respect to the number of shares of common stock GFFC beneficially owned by each director and executive officer of GFFC and by all directors and executive officers of GFFC as a group at September 13, 2006. GFFC directors and executive officers are also directors and executive officers of Greenville Federal MHC.

	Amount and nature of
	beneficial ownership			Percent of
Name and address (1)	Sole	Shared		shares outstanding

David Feltman	6,868	6,268	(2)	0.57%
David M. Kepler	15,000	5,000	(2)	0.87
George S. Luce, Jr.	10,000	10,100	(3)	0.87
Richard J. O’Brien	1,961	3,039	(2)	0.22
Eunice F. Steinbrecher	15,000	0		0.65
James W. Ward	10,000	10,100	(3)	0.87
David R. Wolverton	20,000	0		0.87
All directors and executive officers as a group (8 persons)	81,329	34,407		5.04

(1)	Each of the persons listed in this table may be contacted at the address of GFFC.

(2)	With respect to all such shares, the director or executive officer shares both voting and investment power.

(3)	With respect to all such shares, the director or executive officer shares both voting and investment power, except 100 shares held by an investment club in which Messrs. Luce and Ward are members and with respect to which they do not possess voting or investment power.
PROPOSAL 1: ELECTION OF DIRECTORS
     GFFC’s Bylaws provide for a Board of Directors consisting of seven persons, divided into three classes as nearly equal in number as possible. The members shall be elected for a term of three years and until their successors are elected and qualified. One class is to be elected by ballot annually. In accordance with Article II, Section 13, of the Bylaws, nominees for election as directors may be proposed only by the directors or by any stockholder entitled to vote for the election of directors if such stockholder has submitted a written notice of a proposed nominee to the Secretary of GFFC at least five days before the date of the annual meeting. Moreover, if the directors of GFFC fail or refuse to deliver nominations to the Secretary of GFFC at least 20 days prior to the date of the annual meeting, nominations may also be made at the annual meeting by any stockholder entitled to vote.
     GFFC has appointed a Nominating Committee to consider nominees and make recommendations to the full Board of Directors. The Nominating Committee will consider nominees for directors of GFFC recommended by a stockholder who submits the person’s name and qualifications in writing. The Nominating Committee has no specific minimum qualifications for a recommended candidate, and the committee will not consider stockholder-recommended candidates differently from others. The Nominating Committee considers:
•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	relationships in the communities in which GFFC does business;

•	ability and willingness to commit adequate time to Board and committee responsibilities;

•	the individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of GFFC; and

•	whether the potential nominees are stockholders of GFFC.
     The Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by vote of all of the directors of the Board of Directors.
     The Board of Directors proposes the election of the following persons to serve until the Annual Meeting of Stockholders in 2009 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

			Director of Greenville	Director of
Name	Age	Position(s) held	Federal since	GFFC since

George S. Luce, Jr.	45	Director	1996	2005
James W. Ward	61	Director, Chairman of the Board	1981	2005
David R. Wolverton	69	Director	1985	2005
     If any nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for the substitute recommended by the Board of Directors.
     Mr. Luce has been a truck equipment salesperson for The Best Equipment Co., Inc., located in North Royalton, Ohio, since 2002. From 2000 to 2002, Mr. Luce was employed as a salesperson for the John R. Jurgensen Company, Heavy Equipment Operation, selling aggregate materials.

     Mr. Ward has been a certified public accountant with Fry and Company in Greenville, Ohio, since 1967. He has also been a partner with Elm Street Realty, which owns and rents commercial properties, since 1993.
     Mr. Wolverton retired in 1997 from a career with Greenville Federal, starting as a teller in 1963 and rising through various positions until he was elected President and Chief Executive Officer in 1988. He currently provides management services for farms and other properties, is a member of the Board of AAA of Miami Valley and is a member of the Advisory Board of AAA Darke County.
     The following directors will continue to serve after the Annual Meeting for the terms indicated.

			Director of	Director of
			Greenville Federal	GFFC
Name	Age	Positions(s) held	since	since	Term expires

David Feltman	71	Director	1980	2005	2007
David M. Kepler	55	Director, President, CEO	1988	2005	2007
Richard J. O’Brien	61	Director	1996	2005	2008
Eunice F. Steinbrecher	66	Director	1979	2005	2008
     Mr. Feltman was the Director of Human Resources of Brethren Retirement Community from 1990 to 1998, Treasurer of Darke County Habitat for Humanity from 2000 to 2002, President of that organization from 2003 to 2004 and Treasurer of that organization since 2005 Mr. Feltman has served as a director of Habitat for Humanity since 2000.
     Mr. Kepler started his career with Greenville Federal as a Management Trainee in 1973, became Assistant Secretary in 1976, advanced to Assistance Vice President in 1980, Vice President of Operations in 1985 and Executive Vice President in 1988, and then became President and Chief Executive Officer in 1997, in which position he has served since then. Mr. Kepler was first elected to the Board of Directors of Greenville Federal in 1988. Mr. Kepler is also on the board of the Ohio Bankers League’s affiliate, Financial Institutions Service Company.
     Mr. O’Brien was the President of Q. O. B. Electric, Inc., an electrical contractor located in Dayton, Ohio, since 1988. Mr. O’Brien retired from that position as of July 1, 2005. Mr. O’Brien became the Caretaker of the Greenville Union Cemetery in February 2006.
     Ms. Steinbrecher has been the Chair of the Board of Messiah College in Grantham, Pennsylvania, for the last five years, as well as Chair of various committees of that Board. Ms. Steinbrecher also owns and manages commercial and rental real estate.

Meetings of directors
     The Board of Directors of GFFC met eight times for regularly scheduled and special meetings between its incorporation on November 10, 2005, and June 30, 2006. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.
     Each director of GFFC is also a director of Greenville Federal. The Board of Directors of Greenville Federal met 16 times during the fiscal year ended June 30, 2006. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.
Committees of directors
     The Board of Directors of GFFC has a Nominating Committee, an Audit Committee, and a Compensation Committee.
     Nominating Committee. The Nominating Committee’s purpose is to identify and recommend individuals to the Boards of Directors of GFFC and Greenville Federal for nomination as members of the Boards of Directors of GFFC and of Greenville Federal and their committees and review the independence and other board memberships of directors. The full Boards of Directors review such recommendations and make the nominations. The committee consists of Ms. Steinbrecher and Messrs. Feltman and O’Brien, each of whom is “independent” under the listing standards of The NASDAQ Stock Market (“Nasdaq”). A copy of the Nominating Committee Charter is available on GFFC’s website, www.greenvillefederal.com. The Nominating Committee did not meet between its formation in December 2005 and June 30, 2006.
     Audit Committee. The Audit Committee oversees the accounting and financial reporting process of GFFC and audits of GFFC’s financial statements. As part of its duties, the Audit Committee engages the independent auditors of GFFC and reviews and approves the annual independent audit report. The members of the Audit Committee are Messrs. Ward, Wolverton and Luce. Although GFFC’s stock is not listed on any stock exchange, the Board has determined that each of the members of the Audit Committee is “independent” under Nasdaq rules. The Audit Committee met once between its formation in December 2005 and June 30, 2006. For a more detailed description of the duties of the Audit Committee, see “AUDIT COMMITTEE REPORT.”
     Compensation Committee. The Compensation Committee is responsible for establishing GFFC’s and Greenville Federal’s compensation philosophy, reviewing and approving corporate and individual goals relevant to CEO compensation, and making recommendations to the Boards of Directors of GFFC and Greenville Federal with respect to GFFC’s and Greenville Federal’s compensation and equity based plans for the directors and executive officers of GFFC and Greenville Federal. The Compensation Committee consists of Messrs. Feltman and O’Brien and Ms. Steinbrecher, each of whom is “independent” under applicable Nasdaq rules. The Compensation Committee met three times between its formation in December 2005 and June 30, 2006.

Executive officers
     In addition to Mr. Kepler, the President and CEO of GFFC and Greenville Federal, Susan J. Allread, age 30, is an executive officer of both GFFC and Greenville Federal, holding the positions of Chief Financial Officer and Secretary of both GFFC and Greenville Federal and Vice President and Compliance Officer of Greenville Federal. Ms. Allread joined Greenville Federal in 1995 as a part-time teller. She became a Management Trainee in 1998; Staff Accountant and Compliance Auditor in 1999; Comptroller and Compliance Officer in 2001; Comptroller, Vice President, Compliance Officer and Corporate Secretary in 2004; and Chief Financial Officer, Vice President, Secretary and Compliance Officer in 2005. She became the Chief Financial Officer and Secretary of GFFC upon the issuance of GFFC’s charter in November 2005.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Directors’ compensation
     The directors of GFFC, who are also the directors of Greenville Federal, receive the following fees for service to GFFC and to Greenville Federal:
Greenville Federal Financial Corporation:
•	Annual retainer for all directors: $600, to be paid quarterly

•	Audit Committee and Compensation Committee fees: $100 per meeting

•	Annual retainer for each of Chairman of Audit Committee and Chairman of Compensation Committee: $600, to be paid quarterly
Greenville Federal:
•	Annual retainer for all directors: $12,000, to be paid quarterly

•	Annual retainer for Chairman of the Board: $9,200, to be paid quarterly

•	Per meeting fee for all non-employee directors: $200 per meeting attended

•	Per meeting fee for non-employee Executive Committee members: $100 per meeting attended

•	Special meeting fee for non-employee directors: $100 per special meeting attended
     Each of the directors is also a director of Greenville Federal MHC, which owns 55% of the outstanding common stock of GFFC. Greenville Federal MHC pays each director an annual retainer of $600.

Executive officers’ compensation
     The following table presents certain information regarding the cash compensation received by David M. Kepler, the President and Chief Executive Officer of GFFC and Greenville Federal, for services rendered during the fiscal years shown. Mr. Kepler received the compensation included in the following table from Greenville Federal and received no compensation from GFFC. No other executive officer of Greenville Federal or GFFC received salary and bonus compensation exceeding $100,000 during the periods shown.
Summary Compensation Table

		Annual compensation
		Salary (1)		Bonus	All other
Name and principal position	Year	($)		($)	compensation
David M. Kepler President,	2006	$153,000	(2)	$4,500	$8,730	(3)
Chief Executive Officer	2005	149,539	(4)	-0-	8,252	(3)

(1)	Does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to Greenville Federal of providing such benefits to Mr. Kepler was less than 10% of his cash compensation. All full-time employees, including executive officers, are provided dental, medical, vision, disability and life insurance and educational financial assistance.

(2)	Includes a salary of $141,000 and directors’ fees of $12,000.

(3)	Consists of Greenville Federal’s contribution to Mr. Kepler’s 401(k) defined contribution plan account. As of the date of printing this Proxy Statement, the value of the allocation to Mr. Kepler’s Employee Stock Ownership Plan account as of June 30, 2006, has not yet been determined.

(4)	Includes a salary of $137,539 and directors’ fees of $12,000.
Employment agreement
     GFFC and Greenville Federal have entered into an employment agreement with Mr. Kepler. Mr. Kepler’s employment agreement has a three-year term commencing July 1, 2006, and a salary and performance review by the Boards of Directors not less often than annually, as well as inclusion of Mr. Kepler in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The employment agreement also provides for vacation and sick leave.
     The employment agreement is terminable by Greenville Federal at any time. In the event of termination by GFFC or Greenville Federal for “just cause,” as defined in the employment agreement, Mr. Kepler will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by GFFC or Greenville Federal other than for cause, at the end of the term of the employment agreement or in connection with a “change of control,” as defined in the employment agreement, Mr. Kepler will be entitled to a continuation of salary payments for a period of time equal to the term of the employment agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term or the date Mr. Kepler becomes employed full-time by another employer.
     The employment agreement also contains provisions with respect to the occurrence of a “change of control” in connection with or within one year before (1) the termination of employment for any reason other than just cause, retirement or termination at the end of the term of the employment agreement, (2) a change in the capacity or circumstances in which Mr. Kepler is employed or (3) a material reduction in Mr. Kepler’s responsibilities, authority, compensation or other benefits provided under the employment agreement without Mr. Kepler’s written consent. In the event of any such occurrence, Mr. Kepler will be entitled to payment of an amount equal to three times the greater of his annual salary set forth in the employment agreement or the annual salary payment as a result of any annual salary review, subject to certain possible adjustments. In addition, Mr. Kepler would be entitled to continued coverage under all benefit plans until the earlier of the expiration of the term of the coverage of Mr. Kepler under another benefit plan. The maximum Mr. Kepler may receive, however, is limited to an amount that will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code or exceed limitations imposed by the Office of Thrift Supervision. “Control,” as defined in the employment agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 25% or more of the voting stock of Greenville Federal or GFFC, the control of the election of a majority of Greenville Federal’s or GFFC’s directors, the exercise of a controlling influence over the management or policies of either company, or the reorganization, merger, consolidation or sale of the assets of Greenville Federal or GFFC, except the “control” exercised by Greenville Federal MHC and GFFC over their subsidiaries or our conversion from the mutual holding company structure to a full stock form of organization.
     The employment agreement entitles Mr. Kepler to a minimum annual salary and bonus of $150,000. The aggregate payment that would have been made to Mr. Kepler, assuming his termination at July 1, 2006, following a change of control, would have been approximately $337,097.
Certain transactions with Greenville Federal
     Prior to 2006, we made loans to directors, executive officers and employees on preferred terms, including reduced rates of interest and closing costs, for personal purposes, such as for their residences and automobiles, but not for business purposes. In December, 2005, the Board of Directors of Greenville Federal determined to eliminate preferential terms for loans to directors and executive officers effective January 1, 2006. The preferential terms, which still apply to employee loans and loans previously made to directors and executive officers that are still outstanding, are as follows:

•	with respect to mortgage loans:
(i)	each fixed-rate loan is made at a rate equal to the lowest rate available to sell the loan in the secondary market at par for the delivery period, and if the loan does not qualify for sale, the rate will be the same as charged to the public;

(ii)	each adjustable-rate loan is made with a rate, a margin and a life cap discounted to 1% less than the rate offered to the public; and

(iii)	while a fixed-rate mortgage loan rate will not change after termination of employment, the rate discount will be eliminated on an adjustable-rate mortgage loans when employment or service as a director with Greenville Federal terminates for any reason;
•	with respect to consumer loans:
(i)	a discount of 1% is applied to the rate offered the general public; and

(ii)	the preferred rate is eliminated upon termination of employment or service as a director with Greenville Federal;
•	the only closing costs the director, officer or employee is required to pay are those paid to a third party, provided that the borrower may refinance without paying other closing costs only once every twelve months; and

•	an executive officer must sign an agreement providing that, at the option of the Board of Directors of Greenville Federal, any mortgage loan on preferential terms will become due and payable at any time that the executive officer is indebted to any other bank or banks in an aggregate amount greater than the amount specified as the limit for a particular type of credit under an applicable regulation.
     Each loan must meet the same underwriting criteria as required of other customers, with underwriting decisions based on the higher interest rate that would apply if the borrower ceased to be affiliated with Greenville Federal. Such loans do not, therefore, present any more risk than is presented by similar loans made to persons not affiliated with Greenville Federal.

     The following table sets forth certain information regarding the only loan made on terms more favorable than those offered to the public to the only director or executive officer of GFFC whose indebtedness to Greenville Federal on preferential loans exceeded $60,000 at any time since July 1, 2004:

			Largest balance
	Loan		during 2 years	Balance
Name and position	origination date	Collateral	ended 6/30/06	at 9/06/06

David M. Kepler	03/10/04	Home	$118,588	$109,643
PROPOSAL 2: APPROVAL OF EQUITY PLAN
General
     We are asking stockholders to approve the Greenville Federal Financial Corporation 2006 Equity Plan (the “Equity Plan”). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE EQUITY PLAN.
     The Equity Plan is intended to foster and promote the long-term financial success of GFFC and its subsidiaries and to increase stockholder value by:
•	providing employees and directors an opportunity to acquire an ownership interest in GFFC. Under the Equity Plan, GFFC will have authority to grant stock options and retention share awards to employees and non-employee directors of GFFC and its subsidiaries; and

•	enabling GFFC and its subsidiaries to attract and retain the services of outstanding employees and directors upon whose judgment, interest and special efforts the successful conduct of the business of GFFC and its subsidiaries is largely dependent.
Summary of the Equity Plan
     The principal features of the Equity Plan are summarized below. The complete text is set forth in Appendix A to this Proxy Statement. The Equity Plan complies with regulations of the Office of Thrift Supervision, although the Office of Thrift Supervision does not endorse or approve the Equity Plan in any way.
     Plan administration. The Compensation Committee of the Board of Directors (the “Committee”) is primarily responsible for administering the Equity Plan, and will have all powers appropriate and necessary for that purpose, other than the powers and authority expressly reserved to the Board of Directors by the terms of the Equity Plan. The amount and terms of equity awards made to employees will be determined by the Committee, while the entire Board of Directors will determine the amount and terms of equity awards made to non-employee directors.

     The Committee has the authority to, among other things:
•	interpret the Equity Plan

•	adopt, amend and rescind rules and regulations relating to the administration of the Equity Plan; and

•	make awards to employees of GFFC or any “related entity,” as defined in the Equity Plan, and make recommendations with respect to awards to be granted to non-employee directors.
     None of GFFC, the Board or the Committee, however, may reprice any award without the approval of GFFC’s stockholders.
     So long as permitted by law, the Board and the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of their ministerial duties and authority, but not the discretionary aspects of their duties and authority.
     Eligibility for awards. The Equity Plan permits the Committee to grant awards to any employee, although it is anticipated that only executives, key employees and directors generally will be considered for awards. There are currently approximately 42 employees of GFFC and its subsidiaries, approximately four of whom are currently considered executives and key employees of GFFC and its subsidiaries. A total of six non-employee directors are eligible for awards, the type, amount, terms and conditions of which will be determined by the full Board of Directors of GFFC. The discretion of the Committee and of the full board are subject to certain limitations set forth in the Equity Plan.
     Type of awards. The Equity Plan provides for the grant of non-qualified stock options, incentive stock options that qualify under Section 422 of the Code, and retention shares, each as defined in the Equity Plan.
     Authorized shares and limitations on grants. The Equity Plan authorizes the issuance of 112,622 shares of common stock pursuant to stock options and 45,048 shares subject to retention share awards. If shares subject to an award granted under the Equity Plan are forfeited, terminated, exchanged or otherwise settled without the issuance of shares or the payment of cash, the shares associated with that award will be available for future grants. The shares of stock issued pursuant to stock options under the Equity Plan may consist, in whole or in part, of authorized and unissued shares not reserved for any other purpose or treasury shares, subject to Office of Thrift Supervision restrictions on share repurchases. Retention shares may be authorized and unissued shares not reserved for any other purpose or treasury shares, or they may be purchased by the associated trust on the market.
     During any fiscal year, no employee whose compensation is (or likely will be) subject to limited deductibility under Section 162(m) of the Code (a “Covered Employee”) may receive options covering more than 28,150 shares of common stock in the aggregate (including any shares of common stock in respect of awards that have been cancelled) and retention share awards covering more than 11,262 shares of common stock, in each case subject to later adjustment as described below under the heading “Adjustments.”
     In addition to such limitations on awards, the following limitations are imposed pursuant to Office of Thrift Supervision regulations:
•	a director who is not also an employee may not receive more than five percent (5%) of the shares of the stock issuable pursuant to options under the Equity Plan;

•	a director who is not also an employee may not receive more than five percent (5%) of the number of retention shares that may be awarded pursuant to the Equity Plan;

•	the number of shares of the stock issuable pursuant to options under the Equity Plan to all directors who are not also employees may not exceed in the aggregate thirty percent (30%) of the shares of the stock issuable pursuant to options under the Equity Plan;

•	the number of retention shares awarded to all directors who are not also employees may not exceed in the aggregate more than thirty percent (30%) of the retention shares that may be awarded pursuant to the Equity Plan;

•	no employee may receive more than twenty-five percent (25%) of the shares of the stock that may be issued pursuant to options awarded pursuant to the Equity Plan; and

•	no employee may receive more than twenty-five percent (25%) of the number of retention shares that may be awarded pursuant to the Equity Plan.
     Adjustments. If a corporate transaction affects GFFC’s outstanding stock, such as a stock dividend, stock split, recapitalization, merger or other similar corporate change, the Committee will make such adjustments as it deems necessary or appropriate to the number of shares authorized for issuance pursuant to the Equity Plan and to the individual limitations described in this discussion. The Committee also will make adjustments to outstanding awards previously granted under the Equity Plan as it deems necessary or appropriate. Any such decision by the Committee will be final and binding on all participants.
     Options. An option to purchase common stock of GFFC may be in the form of a non-qualified stock option or an incentive stock option. Incentive stock options may be granted only to employees and may not be issued to non-employee directors.
     The price at which a share of stock may be purchased under an option (the exercise price) will be determined by the Committee or the Board, as appropriate, but may not be less than the fair market value (as defined in the Equity Plan) of a share of stock on the date the option is granted (subject to later adjustment as described above under the heading “Adjustments”). The exercise price of an incentive stock option granted to an employee who owns (as defined in the Code) stock of GFFC possessing more than 10 percent of the voting power of GFFC (a “10%

Holder”), determined under rules issued by the Internal Revenue Service (“IRS”), may not be less than 110 percent of the fair market value of a share of stock on the date the option is granted. As of September 21, 2006, the fair market value of a share of GFFC stock, determined under the terms of the Equity Plan as the closing price at which shares sold on that date as reported by the OTC Bulletin Board, was $9.60.
     The Committee or the Board, as appropriate, may establish the term of each incentive stock option, but no incentive stock option may be exercised after 10 years from the grant date (5 years if the employee is a 10% Holder). Options will become exercisable at a rate established in the award agreement, but no option will become exercisable at a rate of more than one fifth each year commencing on the date which is one year after the date the stockholder approve the Plan. The number of incentive stock options that become exercisable for the first time in any year cannot relate to shares of stock having a fair market value (determined on the date of grant) of more than $100,000 per employee.
     The exercise price of any option must be paid in the manner specified in the associated award agreement, which may include payment in cash (or a cash equivalent), a cashless exercise and tendering shares of stock the participant already has owned for at least six months as partial or full payment of the exercise price.
     Retention shares. Retention shares consist of shares of stock that are awarded to a participant but which are held in a trust and subject to the risk of forfeiture if certain specified conditions are not met. The retention shares may not be sold or otherwise transferred or hypothecated until distributed by the trust, with conditions to such distribution set forth in the award agreement. The retention shares may not be distributed any earlier than one fifth per year commencing on the date that is one year after the date of the award.
     Retention shares will be forfeited if all conditions to distribution and forfeiture have been met. Retention shares that have been forfeited will again become available under the Equity Plan for future awards.
     Dividends on retention shares will be held in the trust and distributed to the participant when the associated retention shares are distributed. Each participant will have the right to direct the trustees of the trust how to vote shares awarded to the participant and held in the trust.
     Award agreements. By accepting an award, a participant will have agreed to be bound by the terms of the Equity Plan and the award agreement between the participant and GFFC that sets forth the terms and conditions of the award.
     Effect of termination of service on awards
     The following rules apply to all awards granted under the Equity Plan when a participant terminates service as an employee or non-employee director, as the case may be:

     Death or disability. Unless the associated award agreement provides otherwise, if a participant’s employment (or, in the case of a non-employee director, his or her board service) terminates because of death or disability (as defined in the Equity Plan):
•	all retention shares granted to the participant that are unvested at the time of termination of employment (or board service in the case of a non-employee director) will become fully vested;

•	all non-qualified stock options (whether or not then exercisable) held by the participant at the time of termination of employment (or board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the normal expiration date of the award or one year after the participant’s death or disability; and

•	all incentive stock options held by the employee at the time of termination of employment will be exercisable by the employee’s beneficiaries at any time before the earlier of the normal expiration date of the award and one year after the employee’s death or disability, with any incentive stock option not exercised within three months of death or disability being treated as a non-qualified stock option.
     Involuntary termination of service for cause. Unless the associated award agreement provides otherwise, all outstanding awards to an employee (whether or not then exercisable) will be forfeited if an employee’s employment is terminated for cause (as defined in the Equity Plan) as of the date of termination of service.
     Termination for any other reason. If a participant’s service as an employee or a director terminates for any reason other than death, disability or, in the case of an employee, termination for cause:
•	all retention shares not yet earned by the participant when the participant’s service is terminated will be forfeited;

•	all stock options held by the participant when the participant’s service terminates that are exercisable by the participant on the date of termination may be exercised before the earlier of the normal expiration date of the award and three months after the termination date, or any shorter period specified in the award agreement; and

•	all stock options that are not exercisable by the participant when the participant’s service terminates will terminate on the date of termination.
     Merger, consolidation or similar events. If GFFC undergoes a change in control (as defined in the Equity Plan), all of a participant’s awards will be treated as provided in a separate written change in control or similar agreement between the participant and GFFC or any subsidiary. If no such agreement exists, each stock option will be cancelled in exchange for either cash or, if so provided in a merger or acquisition agreement between GFFC and another party, for the merger or acquisition consideration set forth in that agreement. In the absence of a separate written change in control or similar agreement between the participant and GFFC or any subsidiary, all restrictions on retention shares will lapse upon a change in control and all outstanding retention shares will be distributed in whole shares of GFFC stock or for the merger or acquisition consideration set forth in a merger or acquisition agreement between the Company and another party. All dividends and earnings then held in the retention share trust will be distributed in cash.
     Amendment, modification and termination of plan. The Equity Plan was approved by GFFC’s Board of Directors on September 26, 2006, and will become effective upon the approval by the affirmative vote of a majority of the votes eligible to be cast and a majority of the votes held by stockholders other than Greenville Federal MHC on this proposal at the 2006 Annual Meeting. If approved by GFFC’s stockholders, the Equity Plan will remain in effect until September 26, 2016.
     GFFC may terminate, suspend or amend the Equity Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the 1934 Act, or any successor rule or regulation, applicable requirements of the Code or applicable requirements of any securities exchange, market or other quotation system on which GFFC’s securities are listed or traded. No amendment of the Equity Plan may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the 1934 Act or any successor rule or regulation, (ii) cause the Equity Plan to fail to meet the requirements of Rule 16b-3 (iii) except as otherwise provided in the Equity Plan or in the participant’s award agreement, without the consent of the participant, adversely affect any award held by such participant, or (iv) violate any applicable regulation of the Office of Thrift Supervision.
U.S. federal income tax consequences
     The following is a brief summary of the general U.S. federal income and employment tax consequences relating to the Equity Plan. This summary is based on U.S. federal tax laws and regulations in effect on the date of this proxy statement and does not purport to be a complete description of the U.S. federal income or employment tax laws.
     Section 409A of the Internal Revenue Code. In 2004, the Internal Revenue Code was amended to add Section 409A, which creates new rules for amounts deferred under “nonqualified deferred compensation plans.” Section 409A includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the Equity Plan. The proceeds of any grant that is subject to Section 409A are subject to a 20 percent excise tax if those proceeds are distributed before the recipient separates from service or before the occurrence of other specified events, such as death, disability or a change of control, all as defined in Section 409A. The Internal Revenue Service (“IRS”) has not finalized regulations describing the effect of Section 409A on the types of awards issuable pursuant to the Equity Plan. The Committee intends to administer the Equity Plan to avoid or minimize the effect of Section 409A and, if necessary, will amend the Equity Plan to comply with Section 409A before December 31, 2006 (or a later date specified by the IRS).

     ISOs. ISOs are intended to qualify for special treatment available under Section 422 of the Internal Revenue Code. A participant will not recognize any income when an ISO is granted or exercised, and GFFC will not receive a deduction at either of those times. Also, ISOs are not subject to employment taxes.
     If a participant acquires stock by exercising an ISO and continues to hold that stock for one year or, if longer, until the second anniversary of the grant date (each of these periods is called an “ISO Holding Period”), the amount the participant receives when he or she disposes of the stock minus the exercise price will be taxable at long-term capital gain or loss rates (this is referred to as a “qualifying disposition”), depending on whether the amount the participant receives when he or she disposes of the stock is larger or smaller than the exercise price he or she paid. Upon a qualifying disposition, GFFC is not entitled to a deduction.
     If a participant disposes of the stock before the end of either ISO Holding Period (this is referred to as a “disqualifying disposition”), the participant will recognize compensation income equal to the excess, if any, of (1) the fair market value of the stock on the date the ISO was exercised, or, if less, the amount received on the disposition, over (2) the exercise price. GFFC will be entitled to a deduction equal to the income that the participant recognizes. The participant’s additional gain will be taxable at long-term or short-term capital gain rates (depending on whether he or she held the stock for more than one year).
     If a participant uses stock acquired by exercising an ISO (“Delivered Shares”) to pay the exercise price of another ISO, the participant’s payment will be treated as a disqualifying disposition of the Delivered Shares if the Delivered Shares are used to exercise an ISO before the end of their ISO Holding Periods. This type of disposition generally will cause the participant to recognize ordinary income on the Delivered Shares equal to the difference between the exercise price of the Delivered Shares and the fair market value of the Delivered Shares at exercise. GFFC will be entitled to a deduction equal to the ordinary income that the participant recognizes. If a participant exercises his or her ISO using (1) stock that was not purchased pursuant to an ISO or (2) Delivered Shares that were purchased by exercising an ISO that satisfied the ISO Holding Periods, the participant generally will not recognize income, gain or loss in connection with the exercise.
     If a participant exercises his or her ISO using only Delivered Shares to pay the exercise price, the participant’s basis in the same number of new shares of stock will be the same as his or her basis in the Delivered Shares plus the taxable income, if any, that the participant recognized on the delivery of the Delivered Shares. Any additional new shares of stock will have a zero basis.
     The rules that generally apply to ISOs do not apply when calculating any alternative minimum tax liability. When an ISO is exercised, a participant must treat the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. The rules affecting the application of the alternative minimum tax are complex and their effect depends on individual circumstances, including whether a participant has items of adjustment other than those derived from ISOs.

     Nonqualified stock options. Nonqualified stock options do not receive the special tax treatment afforded to ISOs under the Internal Revenue Code, although a participant will not recognize any income when a nonqualified stock option is granted and GFFC will not receive a deduction at that time. However, unlike an ISO, when a nonqualified stock option is exercised, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the stock that the participant purchased on the date of exercise over the exercise price. Also, unlike an ISO, this same amount will be subject to employment taxes, including social security and Medicare taxes. If a participant uses stock or a combination of stock and cash to pay the exercise price of a nonqualified stock option, he or she will have ordinary income equal to the value of the excess of the number of shares of stock that the participant purchases over the number he or she surrenders, less any cash the participant uses to pay the exercise price. This same amount will be subject to employment taxes, including social security and Medicare taxes. When a nonqualified stock option is exercised, GFFC will be entitled to a deduction equal to the ordinary income that the participant recognizes.
     If the amount a participant receives when he or she disposes of the stock that he or she acquired by exercising a nonqualified stock option is larger than the exercise price the participant paid, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the stock for more than one year after he or she acquired them by exercising the nonqualified stock option. But, if the amount a participant receives when he or she disposes of the stock that the participant acquired by exercising a nonqualified stock option is less than the exercise price he or she paid, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the stock for more than one year after he or she acquired them by exercising the nonqualified stock option.
     Retention shares. Unless a participant makes an election under Section 83(b) of the Internal Revenue Code, the participant will not recognize taxable income when retention shares are granted, and GFFC will not receive a deduction at that time. Instead, a participant will recognize ordinary income when the retention shares vest (i.e., when the participant can no longer lose them) equal to the fair market value of the stock he or she receives when the restrictions lapse, less any consideration paid for the retention shares, and GFFC generally will be entitled to a deduction equal to the income that the participant recognizes. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes.
     If the amount a participant receives when he or she disposes of these shares is larger than the value of the shares when the retention shares vested, the excess will be treated as a long-term or short-term capital gain, depending on whether the participant held the shares for more than one year after the retention shares vested. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares when the retention shares vested, the difference will be treated as a long-term or short-term capital loss, depending on whether the participant held the shares for more than one year after the retention shares vested.
     If a participant makes a Section 83(b) election, the participant will recognize ordinary income on the grant date equal to the fair market value of the retention shares on the grant date, and GFFC will be entitled to a deduction equal to the income that the participant recognizes at that time. Also, the same amount will be subject to employment taxes, including social security and Medicare taxes. However, the participant will not recognize income when (and if) the restrictions lapse and GFFC will not be entitled to any tax deduction at that time. If a participant earns the shares, any appreciation between the grant date and the date the participant disposes of the shares will be treated as a long-term or short-term capital gain, depending on whether he or she held the shares for more than one year after the grant date. But, if the amount the participant receives when he or she disposes of these shares is less than the value of the shares on the grant date, the difference will be treated as a long-term or short-term capital loss, depending on whether he or she held the shares for more than one year after the grant date. Also, if a participant forfeits his or her retention shares, the participant cannot take a tax deduction in connection with that forfeiture.
     Section 162(m) of the Code. Stock options granted under the Equity Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by GFFC with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of GFFC’s five most highly compensated executive officers. To so qualify, options must be granted under the Equity Plan by a committee consisting solely of two or more “outside directors” (as defined under IRS regulations) and satisfy the Equity Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. The vesting of retention shares is not expected to be contingent upon satisfying one or more performance criteria and, as such, will not qualify as “performance-based compensation” under Section 162(m) of the Code.
     Sections 280G and 4999 of the Code. Sections 280G and 4999 of the Code impose penalties on persons who pay and persons who receive excess parachute payments. A parachute payment is the value of any amount that is paid to “disqualified individuals” (such as officers and highly paid employees of GFFC or its subsidiaries) on account of a change in control. An excess parachute payment is a parachute payment that is equal to or greater than 300 percent of the participant’s taxable compensation averaged over the five calendar years ending before the change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”
     Some participants in the Equity Plan may receive parachute payments in connection with a change in control. If this happens, the value of each participant’s parachute payment from the Equity Plan must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with GFFC or any GFFC related entity, such as an employment agreement or a change in control or displacement agreement. If the combined value of all parachute payments is an excess parachute payment, the participant must pay an excise tax equal to 20 percent of the value of all parachute payments above 100 percent of the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. Also, neither GFFC nor any related entity would be able to deduct the amount of any participant’s excess parachute payment, and the $1,000,000 limit on deductible compensation under Section 162(m) of the Code would be reduced by the amount of the excess parachute payment.
     The Equity Plan addresses excess parachute payment penalties in two ways. Generally, if a participant in the Equity Plan receives an excess parachute payment, the value of the payment is reduced to avoid the excess parachute penalties. However, the Equity Plan also states that another approach will be taken if an Equity Plan participant has another agreement with GFFC or a related entity (such as an employment or a change in control agreement) that provides for a different approach.
     ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.
Required vote of stockholders
     The affirmative vote of a majority of the votes eligible to be cast on this proposal at the 2006 Annual Meeting and a majority of the votes entitled to be cast by stockholders other than Greenville Federal MHC is required to approve the Equity Plan.
Awards proposed to be granted under the Equity Plan
     No benefits or amounts have been granted, awarded or received under the Equity Plan. Because awards are discretionary, no awards are determinable at this time.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE EQUITY PLAN.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the federal securities laws, GFFC’s directors and executive officers and persons holding more than ten percent of the common shares of GFFC are required to report their ownership of common shares and changes in such ownership to the SEC and GFFC. The SEC has established specific due dates for such reports. Based upon a review of such reports, GFFC must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of stockholders. GFFC has determined that no failure to file such reports timely occurred during fiscal year 2006.
PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS
     The Audit Committee of the Board of Directors’ has selected Grant Thornton as GFFC’s independent registered public accounting firm for the fiscal year ending June 30, 2007. The selection is subject to ratification by the stockholders of GFFC. Grant Thornton audited the financial statements of GFFC for the fiscal year ended June 30, 2006, and the financial statements of Greenville Federal for the two fiscal years ended June 30, 2005. GFFC expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GFFC FOR THE CURRENT FISCAL YEAR.
Audit and non-audit fees
     The following table presents fees paid by GFFC and Greenville Federal to Grant Thornton for the audit of GFFC’s and Greenville Federal’s annual financial statements for the years ended June 30, 2006 and June 30, 2005, and fees billed for other services rendered by Grant Thornton during those periods.

	Year ended	Year ended
Type of fees	June 30, 2006	June 30, 2005
Audit fees (1)	$137,958	$93,575
Audit related fees (2)	655	215
Tax fees (3)	7,915	4,500
All other fees	—	—

(1)	Consists of fees for services for the audit of GFFC’s and Greenville Federal’s annual financial statements and review of financial statements included in GFFC’s Forms 10-QSB, and services that are normally provided in connection with statutory or regulatory filings or engagements, including services related to GFFC’s stock offering and related securities and other regulatory filings.

(2)	Consists of fees for consultations on various accounting matters.

(3)	Consists of fees for services with respect to tax return preparation, tax compliance and tax planning.
     The Board of Directors of Greenville Federal pre-approved all services to be performed by Grant Thornton for Greenville Federal and GFFC during fiscal year 2006, including the audit of Greenville Federal’s fiscal year 2005 financial statements and non-audit services to be performed during fiscal year 2006. In connection with the formation of GFFC, the Audit Committee of GFFC was formed, and the Audit Committee Charter was adopted. The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and non-audit services. The services currently anticipated to be provided by Grant Thornton during fiscal year 2007, including the audit of GFFC’s financial statements for the fiscal year ended June 30, 2006, have been pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors of GFFC is comprised of three directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. James W. Ward has been determined by the Board of Directors to be a financial expert. The Audit Committee is responsible for overseeing GFFC’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit GFFC’s financial statements. The Board of Directors and the Audit Committee have adopted a Charter to set forth the Audit Committee’s responsibilities. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit B.
     As required by the Charter, the Audit Committee received and reviewed the report of Grant Thornton regarding the results of its audit, as well as the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1. The Audit Committee reviewed and discussed the audited financial statements with the management of GFFC. A representative of Grant Thornton also discussed with the Audit Committee the independence of Grant Thornton from GFFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee determined that the provision by Grant Thornton of services to GFFC other than audit related services was compatible with maintaining Grant Thornton’s independence. Discussions between the Audit Committee and the representative of Grant Thornton included the following:
•	Grant Thornton’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to Grant Thornton’s retention

•	Whether Grant Thornton encountered any difficulties in performing the audit

•	Grant Thornton’s judgments about the quality of GFFC’s accounting principles

•	Grant Thornton’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of Grant Thornton, the Audit Committee recommended to the Board of Directors that GFFC’s financial statements be included in the Annual Report on Form 10-KSB for the year ended June 30, 2006, to be filed with the SEC.
Submitted by:

James W. Ward, Chairman
George S. Luce, Jr.
David R. Wolverton

PROPOSALS OF STOCKHOLDERS AND OTHER MATTERS
     Any proposals of stockholders intended to be included in the proxy statement for the 2007 Annual Meeting of Stockholders of GFFC should be sent to GFFC by certified mail and must be received by GFFC by May 29, 2007. In addition, if a stockholder intends to present a proposal at the 2007 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by August 10, 2007, then the proxies designated by the Board of Directors of GFFC for the 2007 Annual Meeting of Stockholders of the Company may vote, as directed by a majority of the Board of Directors, on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
     Management knows of no other business that may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with the direction of a majority of the Board of Directors on any other matters that may be brought before the Annual Meeting.
     The Board of Directors expects all directors to make every effort to attend meetings of the stockholders of GFFC. All written communications addressed to an individual director at the address of GFFC or one of the offices of a subsidiary of GFFC will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of GFFC or one of the offices of a subsidiary of GFFC will be presented to the full Board of Directors at a meeting of the Board of Directors.
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

Greenville, Ohio	David M. Kepler
September 26, 2006	President and Chief Executive Officer

EXHIBIT A
GREENVILLE FEDERAL FINANCIAL CORPORATION
2006 EQUITY PLAN
1.00 PURPOSE AND EFFECTIVE DATE
1.01 Purpose. This Plan is intended to foster and promote the long-term financial success of the Company and Related Entities and to increase stockholder value by [1] providing Employees and Directors an opportunity to acquire an ownership interest in the Company and [2] enabling the Company and Related Entities to attract and retain the services of outstanding Employees and Directors upon whose judgment, interest and special efforts the successful conduct of the Company’s business is largely dependent.
1.02 Effective Date. The Plan will be effective upon its adoption by the Board and approval by the affirmative vote of the Company’s stockholders holding (a) a majority of the total outstanding shares of the Company’s common stock and (b) a majority of the total outstanding shares of the Company’s common stock excluding the shares held by Greenville Federal MHC, the mutual holding company of the Company, under applicable rules and procedures, including those prescribed under Code §§162(m) and 422. No Award will be granted before stockholder approval. Subject to Section 10.00, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s stockholders, whichever is earliest.
2.00 DEFINITIONS
When used in this Plan, the following words, terms and phrases have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended, or any successor statute of similar effect, even if the Company is not subject to the Act.
Annual Meeting. The annual meeting of the Company’s stockholders.
Award. Any Incentive Stock Option, Nonqualified Stock Option, or Retention Shares granted under the Plan.
Award Agreement. The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will or may be settled if earned. If there is a conflict between the terms of this Plan and the terms of the Award Agreement, the terms of this Plan will govern.
Beneficiary. The person a Participant designates to receive (or to exercise) any Plan benefit (or right) that is unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 11.02; neither the Company nor the Committee is required to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Cause. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement, one or more of the following acts of the Employee, as determined by the Board: personal dishonesty; incompetence; willful misconduct; breach of fiduciary duty involving personal profit; intentional failure or refusal to perform assigned duties and responsibilities consistent with the Employee’s position; willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order; conviction of a felony or for fraud or embezzlement; or material breach of any written agreement between the Employee and the Company or any Related Entity.
However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation, consistent with the Employer’s applicable policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the Employer.
Change in Control. As defined in any written agreement between the Employee and the Company or any Related Entity or, if there is no written agreement defining this term, the occurrence of the earliest to occur of any one of the following events on or after the Effective Date:
[1] any one person, or more than one person acting as a group, acquired, directly or indirectly, ownership of stock of the Company that, together with stock held by such person or group, possesses more than fifty percent (50%) of the Fair Market Value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group is considered to own more than fifty percent (50%) of the total market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of the transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or
[2] any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total market value equal to or more than fifty percent (50%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, in no event will (I) the ownership or acquisition of stock of the Company by Greenville Federal MHC or by an employee benefit plan of the Company or any Related Entity or (II) the conversion of the Company or Greenville Federal MHC from the mutual holding company form of organization to the full stock form of organization, constitute a

Change in Control. Moreover, notwithstanding any other provision of this Plan, (A) the Participant will not be entitled to any amount under this Plan if he or she acted in concert with any person or group (as defined above) to effect a Change in Control, other than at the specific direction of the Board and in his/her capacity as an employee of the Company or any Related Entity, and (B) no Change in Control will be deemed to have occurred for purposes of this Plan with respect to any Award subject to § 409A of the Code if a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company would not be deemed to have occurred under § 409A of the Code,
Change in Control Price. The highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.
Code. The Internal Revenue Code of 1986, as amended or superseded after the Effective Date and any applicable rulings or regulations issued under the Code.
Committee. The Board’s Compensation Committee, which also constitutes a “compensation committee” within the meaning of Treas. Reg. §1.162-27(c)(4). The Committee will be comprised of at least three persons [1] each of whom is [a] an outside director, as defined in Treas. Reg. §1.162-27(e)(3)(i) and [b] a “non-employee” director within the meaning of Rule 16b-3 under the Act and [2] none of whom may receive remuneration from the Company or any Related Entity in any capacity other than as a director, except as permitted under Treas. Reg. §1.162-27(e)(3)(ii).
Company. Greenville Federal Financial Corporation, a federally chartered stock subsidiary holding company, and any and all successors to it.
Covered Officer. Those Employees whose compensation is (or likely will be) subject to limited deductibility under Code §162(m) as of the last day of any calendar year.
Director. A person who, on an applicable Grant Date [1] is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders) and [2] is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each affected Award.
Disability. Unless the Committee specifies otherwise in the Award Agreement:
[1] With respect to an Incentive Stock Option, as defined in Code §22(e)(3).
[2] With respect to any Award subject to Code §409A, as defined under Code §409A; and

[3] With respect to any Award not described in subpart [1] or [2] of this definition, as defined in any disability insurance policy provided by the Company or a Related Entity and in which the Employee is eligible to participate at the Grant Date.
Employee. Any person who, on any applicable date, is a common law employee of the Company or any Related Entity. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or a Related Entity for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Exercise Price. The amount, if any, a Participant must pay to exercise an Award.
Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules: [1] if the Stock is traded on an exchange, the reported “closing price” on the relevant date, if it is a trading day, otherwise on the next trading day; [2] if the Stock is not traded on an exchange but is traded over-the-counter on a quotation system, the reported “closing price,” if reported, or if there is no reported “closing price,” the mean between the highest bid and the lowest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or [3] if neither subparts [1] or [2] of this definition apply, the fair market value as determined by the Committee in good faith and, with respect to Incentive Stock Options, consistent with rules prescribed under the Code.
Grant Date. The date an Award is granted.
Incentive Stock Option. Any Option that, on the Grant Date, meets the conditions imposed under Code §422 and is not subsequently modified in a manner inconsistent with Code §422.
Nonqualified Stock Option. Any Option that is not an Incentive Stock Option.
Option. The right granted under Section 6.00 to a Participant to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee or Director to whom an Award has been granted and which is still outstanding.
Plan. The Greenville Federal Financial Corporation 2006 Equity Plan.
Plan Share Reserve. The shares of the Stock held by the Trustee pursuant to Section 7.00 of the Plan and not yet subject to Awards.
Plan Year. The Company’s fiscal year.
Related Board. The board of directors of any incorporated Related Entity or the governing body of any unincorporated Related Entity.

Related Entity. Any entity that is or becomes related to the Company through common ownership as determined under Code § 414(b) or (c) but modified as permitted under Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D) and any successor to those proposed regulations.
Retention Shares. The Stock awarded or issuable to a Participant pursuant to Section 7.00 of the Plan.
Retirement. Unless the Committee specifies otherwise in the Award Agreement, the date an Employee Terminates on or after reaching age 55 and qualifying to receive benefits under any tax-qualified deferred compensation plan then maintained by his or her Employer.
Savings Bank. Greenville Federal, a savings bank chartered under the laws of the United States.
Stock. The common stock, par value $.01 per share, issued by the Company or any security issued by the Company in substitution, exchange or in place of these shares.
Termination.
[1] With respect to any Award that is not subject to Code Section 409A:
[a] If a Participant is an Employee, a termination of the Employee’s common-law employment relationship with the Company and all Related Entities for any reason; and
[b] If a Participant is a Director, a termination of the Director’s service on the Board and any Related Board for any reason.
[2] With respect to any Award that is subject to Code Section 409A, a “separation from service” as defined under Code Section 409A.
Trust. The trust established pursuant to Section 7.00 of the Plan.
Trustees. The people or entity approved by the Board to hold legal title to the Retention Shares for the purposes set forth herein.
3.00 PARTICIPATION
3.01 Awards to Employees.
[1] Consistent with the terms of the Plan and subject to Section 3.03, the Committee will [a] decide which Employees will be granted Awards; and [b] specify the type of Award to be granted to Employees and the terms upon which those Awards will be granted and may be earned.
[2] The Committee may establish different terms and conditions [a] for each type of Award granted to an Employee, [b] for each Employee receiving the same type of Award; and [c] for the same Employee for each Award the Employee receives, whether or not those Awards are granted at different times.

3.02 Awards to Directors.
[1] Consistent with the terms of the Plan and subject to Section 3.03, the Board, upon recommendation of the Committee, will [a] decide which Directors will be granted Awards; and [b] specify the type of Award to be granted to Directors and the terms upon which those Awards will be granted and may be earned.
[2] The Board, upon the Committee’s recommendation, may establish different terms and conditions [a] for each type of Award granted to a Director, [b] for each Director receiving the same type of Award; and [c] for the same Director for each Award the Director receives, whether or not those Awards are granted at different times.
3.03 Conditions of Participation. By accepting an Award, each Employee and Director agrees:
[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Board; and
[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights that were granted under the Plan or Award Agreement (or both) before those amendments.
4.00 ADMINISTRATION
4.01 Duties. The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose, other than powers and authority expressly reserved to the Board by the terms of the Plan. Consistent with the Plan’s objectives, the Board and the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s and the Related Entities’ interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Board or the Committee will be final, binding and conclusive for all purposes and upon all persons.
4.02 Delegation of Duties. In its sole discretion, the Board and the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) that it deems appropriate. However, neither the Board nor the Committee may delegate any duties it is required to discharge to comply with Code §162(m).
4.03 Award Agreement. As soon as administratively feasible after the Grant Date, the Committee (at the Board’s direction, if appropriate) will prepare and deliver an Award Agreement to each affected Participant. The Award Agreement:
[1] Will describe [a] the type of Award and when and how it may be exercised or earned, [b] any Exercise Price associated with that Award, and [c] how the Award will or may be settled.

[2] To the extent different from the terms of the Plan, will describe [a] any conditions that must be met before the Award may be exercised or earned, [b] any objective restrictions placed on Awards, and [c] any other applicable terms and conditions affecting the Award.
4.04 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under the rules of any exchange on which the Stock is then traded or, if the Stock is not traded on any exchange, as defined under the rules of The NASDAQ Stock Market) any Award without the prior approval of the stockholders.
5.00 LIMITS ON STOCK SUBJECT TO AWARDS
5.01 Number of Authorized Shares of the Stock. Subject to Section 5.03, the number of shares of the Stock issued under the Plan must not exceed the following limitations:
[1] The aggregate number of shares of the Stock issued under the Plan pursuant to Stock Options will not exceed 112,622.
[2] The aggregate number of shares of the Stock issued under the Plan pursuant to Incentive Stock Options will not exceed 112,622.
[3] The aggregate number of shares of the Stock issued under the Plan pursuant to Nonqualified Stock Options will not exceed 112,622.
[4] The aggregate number of shares of the Stock issued under the Plan pursuant to Retention Share Awards will not exceed 45,048.
          The shares of the Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock, authorized but unissued Stock not reserved for any other purpose or Stock purchased in the market by the Trust; provided, however, that the use of shares purchased in the secondary market will be limited to such repurchases as are permitted by applicable regulations of the Office of Thrift Supervision.
5.02 Share Accounting. The limits imposed under Section 5.01:
[1] Will be conditionally reduced by the number of shares of the Stock subject to any outstanding Award;
[2] Will be absolutely reduced by [a] the number of shares of the Stock issued pursuant to the exercise of an Option, [b] the number of Retention Shares earned, and [c] the number of shares of the Stock subject to an Award settled in exchange for a cash payment by the Company or a Related Entity; and
[3] Will be increased by the number of shares of the Stock subject to any Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock pursuant to the exercise of an option or without the distribution of Retention Shares from the Trust, other than a settlement of an Award in exchange for a cash payment by the Company or a Related Entity.
In addition, the number of authorized shares of the Stock specified in Section 5.01 will be reduced by the number of shares of the Stock surrendered by a Participant or withheld by the Company to pay the Exercise Price of an Option or the taxes associated with an Award.
Any decision by the Committee under this section will be final and binding on all Participants.
5.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust, subject to the limitations contained in 12 C.F.R. Section 563b.500, [1] the number of Awards that may or will be granted to Participants during a Plan Year, [2] the aggregate number of shares of the Stock available for Awards under Section 5.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan), [3] the respective Exercise Price, number of shares and other limitations applicable to outstanding or subsequently granted Awards, and [4] any other factors, limits or terms affecting any outstanding, or subsequently granted Awards. The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Award outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.
5.04 Limits on Awards to Participants.
[1] A Director who is not also an Employee may not receive more than five percent (5%) of the shares of the Stock issuable pursuant to Options under the Plan as specified in Section 5.01.
[2] A Director who is not also an Employee may not receive more than five percent (5%) of the number of Retention Shares that may be awarded pursuant to the Plan.
[3] The number of shares of the Stock issuable pursuant to Options under the Plan to all Directors who are not also Employees may not exceed in the aggregate thirty percent (30%) of the shares of the Stock issuable pursuant to options under the Plan.

[4] The number of Retention Shares awarded to all Directors who are not also Employees may not exceed in the aggregate more than thirty percent (30%) of the Retention Shares that may be awarded pursuant to the Plan.
[5] No Employee may receive more than twenty-five percent (25%) of the shares of the Stock that may be issued pursuant to Options awarded pursuant to the Plan.
[6] No Employee may receive more than twenty-five percent (25%) of the number of Retention Shares that may be awarded pursuant to the Plan.
5.05 Limits on Awards to Covered Officers. During any Plan Year, no Covered Officer may receive [1] Options covering more than 28,150 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted or [2] Retention Share Awards covering more than 11,262 shares in the aggregate (adjusted as provided in Section 5.03), including Awards that are cancelled [or deemed to have been cancelled under Treas. Reg. §1.162-27(e)(2)(vi)(B)] during each Plan Year granted.
6.00 OPTIONS
6.01 Grant of Options. Subject to the terms of the Plan and the associated Award Agreement, at any time during the term of this Plan, the Committee may grant Incentive Stock Options and Nonqualified Stock Options to Employees and the Board may grant Nonqualified Stock Options to Directors.
6.02 Exercise Price. Except as required to implement Section 6.06, each Option will bear an Exercise Price at least equal to Fair Market Value on the Grant Date. However, the Exercise Price associated with an Incentive Stock Option will be at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date with respect to any Incentive Stock Options issued to an Employee who, on the Grant Date, owns [as defined in Code §424(d)] Stock possessing more than 10 percent of the total combined voting power of all classes of the Stock (or the combined voting power of any Related Entity), determined under rules issued under Code §422.
6.03 Exercise of Options. Subject to any terms, restrictions and conditions specified in the Plan:
[1] Options will be exercisable according to a vesting schedule determined by the Committee or the Board at the Grant Date; provided, however, that no Option will become exercisable at a rate of more than one fifth each year commencing on the date which is one year after the date the stockholders approved the Plan.
[2] However:
[a] No Incentive Stock Option may be exercised more than ten years after it is granted (five years in the case of an Incentive Stock Option granted to an Employee who owns [as defined in Code §424(d)] on the Grant Date Stock possessing more than 10 percent of the total combined voting power of all classes of Stock or the combined voting power of any Related Entity, determined under rules issued under Code §422).
[b] Nonqualified Stock Options will be exercisable for the period specified in the Award Agreement.
6.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] No provision of this Plan relating to Incentive Stock Options will be interpreted, amended or altered, nor will any discretion or authority granted under the Plan be exercised, in a manner that is inconsistent with Code §422 or, without the consent of any affected Participant, to cause any Incentive Stock Option to fail to qualify for the federal income tax treatment afforded under Code §421.
[2] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Related Entities of the Company) will not exceed $100,000 [or other amount specified in Code §422(d)], determined under rules issued under Code §422.
[3] No Incentive Stock Option will be granted to any person who is not an Employee on the Grant Date.
6.05 Exercise Procedures and Payment for Options. The Exercise Price associated with each Option must be paid under procedures described in the Award Agreement. Unless the Award Agreement specifies otherwise, these procedures may include payment in cash, a cashless exercise and allowing a Participant to tender Stock he or she already has owned for at least six months before the exercise date, either by actual delivery of the previously owned Stock or by attestation, valued at its Fair Market Value on the exercise date, as partial or full payment of the Exercise Price or any combination of those procedures. A Participant may exercise an Option only by sending to the Committee a completed exercise notice (in the form prescribed by the Committee) along with payment (or designation of an approved payment procedure) of the Exercise Price. As soon as administratively feasible after those steps are taken, the Committee will issue to the Participant the appropriate stock certificates.
6.06 Substitution of Options. In the Committee’s discretion, persons who become Employees as a result of a transaction described in Code §424(a) may receive Options in exchange for options granted by their former employer or the former Related Entity subject to the rules and procedures prescribed under Code §424.
6.07 Rights Associated With Options.
[1] A Participant to whom an unexercised Option has been granted will have no voting or dividend rights with respect to the shares underlying that unexercised Option and the Option will be transferable only to the extent provided in Section 11.01.
[2] Unless the Committee specifies otherwise in the Award Agreement or as otherwise specifically provided in the Plan, Stock acquired through an Option [a] will bear all dividend and voting rights associated with Stock and [b] will be transferable, subject to applicable federal securities laws, the requirements of any national securities exchange or system on which shares of the Stock are then listed or traded or any blue sky or state securities laws.
7.00 RETENTION SHARES; CONTRIBUTIONS TO PLAN SHARE RESERVE;
DISTRIBUTION OF RETENTION SHARES
7.01 Establishment of Trust. The Company will establish a Trust, intended to be a grantor trust of the Company pursuant to Section 671 of the Internal Revenue Code of 1986, as amended (26 U.S.C. § 671 et seq.), upon the terms and subject to the conditions set forth in this Plan to hold the Retention Shares and dividends, returned capital and earnings on such shares. The Trustees will be appointed or approved by and will serve at the pleasure of the Board. The Board may, in its discretion, from time to time remove, replace or add Trustees. All costs and expenses incurred in the operation and administration of the Trust will be paid by the Company.
7.02 Amount and Timing of Contributions. The Committee will determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust. Such amounts will be paid to the Trustee at the time of contribution. No contributions to the Trust by Directors or Employees will be permitted.
7.03 Investment of Trust Assets. Except as set forth in the Trust Agreement for the Greenville Federal Financial Corporation 2006 Equity Plan, the Trustees will invest all of the Trust’s assets exclusively in the Stock, except to the extent that the Trustees determine that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust; provided, however, that the Trust will not purchase a number of shares of the Stock in excess of the limitations set forth in Section 5 of this Plan. After such investment, the shares of the Stock will be held by the Trustees in the Plan Share Reserve until such shares of the Stock are subject to one or more Awards. Any funds held by the Trust before purchasing shares of the Stock will be invested by the Trustees in such interest-bearing account or accounts at the Savings Bank or elsewhere or in such other instruments or investments as the Trustees will determine to be appropriate.
7.04 Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Awards, or the decision of the Committee to return Retention Shares to the Company, the Plan Share Reserve will be reduced by the number of Retention Shares so allocated or returned. Any Retention Shares subject to an Award that is forfeited by the Participant pursuant to Section 8.00 will be returned to the Plan Share Reserve.
7.05 Grant of Retention Shares. Subject to the terms of the Plan and at any time during the term of the Plan, the Committee may grant Retention Shares to Employees and the Board may grant Retention Shares to Directors.
7.06 Earning Retention Shares. Retention Shares will be earned and non-forfeitable by a Participant over a period of five years at a rate of one-fifth per year commencing on the date which is one year after the date of the grant of such Award. As Retention Shares become earned and non-forfeitable, any cash dividends, returned capital and earnings thereon will also be earned and non-forfeitable.
7.07 Timing of Distributions. Except as otherwise provided in the Plan, Retention Shares will be distributed to the Participant or the Participant’s Beneficiary, as the case may be, as soon as practicable after the Retention Shares have been earned, together with any cash dividends, returned capital and earnings thereon with respect to Retention Shares that have been earned.
7.08 Form of Distributions. All distributions of Retention Shares, together with any shares representing stock dividends, will be distributed in the form of shares of the Stock. No fractional shares will be distributed. Any fractional share of Stock otherwise required to be distributed will be settled in cash based upon the Fair Market Value of the Stock on the date on which the Retention Shares are earned. Payments representing cash dividends, returned capital and earnings thereon will be made in cash.
7.09 Regulatory Exceptions. Notwithstanding anything to the contrary in the Plan, no Retention Shares, upon becoming fully earned and non-forfeitable, will be distributed unless and until all of the requirements of all applicable laws and regulations will have been met.
7.10 Voting of Retention Shares. All shares of the Stock held by the Trustees in the Plan Share Reserve that have not yet been awarded will be voted by the Trustees. A Participant will be entitled to direct the Trustees with respect to the voting of Retention Shares that have been awarded to the Participant but are still held in the Trust, whether or not such awarded Retention Shares have been earned.
7.11 Termination of the Trust. The Board may, by resolution, at any time terminate the Trust, and the Board may direct the Trustees to return to the Company all or any part of the assets of the Trust, including the shares of the Stock held in the Plan Share Reserve, as well as the shares of the Stock and other assets subject to Awards which have not yet been earned by the Directors or Employees to whom they have been awarded; provided, however, that the termination of the Trust will not affect a Participant’s right to earn Awards already granted and to the distribution of shares of the Stock and earnings relating to such Awards in accordance with the terms of the Plan and the grant by the Committee or the Board.
8.00 TERMINATION
8.01 Death or Disability. Unless otherwise specified in the Award Agreement or this Plan:
[1] All Nonqualified Stock Options then held by a Participant who dies or becomes Disabled (whether or not then exercisable) will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the date of death or Disability (or any shorter period specified in the Award Agreement).
[2] All Incentive Stock Options then held by a Disabled or dead Participant will be fully exercisable when the Participant dies or becomes Disabled and may be exercised at any time before the earlier of [a] the expiration date specified in the Award Agreement or [b] one year after the Termination date (or any shorter period specified in the Award

Agreement). However, an Incentive Stock Option that is not exercised within three months after the Termination date will be treated as a Nonqualified Stock Option for tax purposes.
[3] All Retention Shares granted to a Participant who dies or becomes Disabled that are unearned when the Participant dies or becomes Disabled will be fully earned when the Participant dies or becomes Disabled.
8.02 Termination for Cause. Unless otherwise specified in the Award Agreement or this Plan, all Awards that are outstanding (whether or not then exercisable) will be forfeited when and if an Employee is Terminated (or is deemed to have been Terminated) for Cause.
8.03 Termination for any Other Reason. Unless otherwise specified in the Award Agreement or this Plan or subsequently, any Options that are outstanding when a Participant Terminates for any reason not described in Sections 8.01 through 8.03 and which are then exercisable may be exercised at any time before the earlier of [1] the expiration date specified in the Award Agreement or [2] three months after the Termination date (or any shorter period specified in the Award Agreement), and all Awards that are not then exercisable will terminate on the Termination date. All Retention Shares that are not yet earned when a Participant Terminates will terminate on the Termination date.
8.05 Other Events. In the event that the Company becomes critically undercapitalized, becomes subject to an enforcement action by the Office of Thrift Supervision, or receives a capital directive, the Directors and officers of the Company must, in accordance with Office of Thrift Supervision regulations, exercise any Awards that are outstanding as of that date which are then exercisable or automatically forfeit their Awards.
9.00 CHANGE IN CONTROL
9.01 Accelerated Vesting and Settlement. Upon a Change in Control, all of a Participant’s Awards will be treated as provided in a separate written change in control or similar agreement between the Participant and the Company or any Related Entity or, if there is no such agreement between a Participant and the Company or any Related Entity, subject to Section 8.02, on the date of any Change in Control, the Participant and the Company agree that:
[1] Each Option outstanding on the date of a Change in Control (whether or not exercisable) will be cancelled in exchange [a] for cash equal to the excess of the Change in Control Price over the Exercise Price associated with the cancelled Option or [b] if so provided in a merger or acquisition agreement between the Company and another party, for the merger or acquisition consideration set forth in such agreement; and
[2] All restrictions then imposed on Retention Shares will lapse and all outstanding Retention Shares (including those subject to the acceleration described in this subpart) will be distributed [a] in whole shares of the Stock or [b] if so provided in a merger or acquisition agreement between the Company and another party, for the merger or acquisition consideration set forth in such agreement; and in either event, all dividends and earnings then held in the Trust will be distributed in cash.

As a condition of receiving an Award, each Participant agrees to the terms described in this section and to cooperate fully in the application and completion of the procedures described in this section.
9.02 Effect of Code §280G. Unless otherwise specified in the Award Agreement or in another written agreement between the Participant and the Company or a Related Entity executed simultaneously with or before any Change in Control, if the sum (or value) of the payments described in Section 9.01 constitute an “excess parachute payment” as defined in Code §280G when combined with all other parachute payments attributable to the same Change in Control, the Company or other entity making the payment (“Payor”) will reduce the Participant’s benefits under this Plan so that the Participant’s total “parachute payment” as defined in Code §280G under this Plan, an Award Agreement and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code §4999. If the reduction described in the preceding sentence applies, within ten (10) business days of the effective date of the event generating the payments (or, if later, the date of the Change in Control), the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within ten (10) business days of receiving that information, the Participant may specify how and against which benefit or payment source, (including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within ten (10) business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within ten (10) business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Section 9.01 or, if a Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
10.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code, [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded, or the regulations of the Office of Thrift Supervision. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3, [6] without the consent of the affected Participant (and except as specifically provided otherwise in this Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination, or violate any applicable regulation of the Office of Thrift Supervision. However, nothing in this section will restrict the Committee’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code §409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

11.00 MISCELLANEOUS
11.01 Assignability. Except as described in this section or as provided in Section 11.02, an Award may not be transferred except by will or the laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative.
11.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the Beneficiary designation, each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.
11.03 No Guarantee of Continuing Services. Except as specifically provided elsewhere in the Plan, nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of the Company or any Related Entity to Terminate any Employee’s employment at any time;
[2] Conferring on any Participant any right to continue as an Employee or director of the Company or any Related Entity;
[3] Guaranteeing that any Employee will be selected to be a Participant; or
[4] Guaranteeing that any Participant will receive any future Awards.
11.04 Tax Withholding.
[1] The Company will withhold from other amounts owed to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of the Stock until the earlier of:
[a] Thirty days after the settlement date; or
[b] The date the Participant remits the required amount.
[2] If the Participant has not remitted the required amount within thirty (30) days after the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
[3] In its sole discretion, which may be withheld for any reason or for no reason, the Committee may permit a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this tax withholding obligation through one or more of the following methods:
[a] By having shares of the Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[b] By delivering to the Company previously acquired shares of the Stock that the Participant has owned for at least six months;
[c] By remitting cash to the Company; or
[d] By remitting a personal check immediately payable to the Company.
11.05 Indemnification. Each individual who is or was a member of the Committee, a member of the Board or a Trustee will, to the fullest extent permitted by applicable laws and regulations and the Company’s organizational documents, be indemnified, defended, and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member or as a Trustee or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member or as a Trustee, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.
11.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.
11.07 Requirements of Law. The grant of Awards and the issuance of shares of the Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of the Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of the Stock will comply with applicable federal and state securities laws. Certificates for shares of the Stock delivered under the Plan may be subject to any stop transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
11.08 Governing Law. The Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent federal law will be deemed applicable.
11.09 No Impact on Benefits. Plan Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

EXHIBIT B
GREENVILLE FEDERAL FINANCIAL CORPORATION
AUDIT COMMITTEE CHARTER
Adopted December 29, 2005
Revised May 16, 2006
I. Purpose
     The purpose of the Audit Committee shall be to assist the Board in overseeing the Corporation’s accounting and financial reporting process, the Corporation’s systems of internal accounting and financial controls and the annual independent audit of the Corporation’s financial statements, and the Committee shall serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control systems. In so doing, the Committee will maintain free and open means of communication among the directors, the independent auditors and the Corporation’s financial management.
II. Composition
     The Committee shall be comprised of three directors, as determined by the Board at least annually, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be independent and satisfy the experience and ability requirements of the applicable rules of the Securities and Exchange Commission (the “SEC”) and The Nasdaq Stock Market, Inc. (“Nasdaq”). Committee members may enhance their familiarity with internal controls, accounting, financial reporting, auditing, legal compliance and ethics by participating in educational programs offered either internally, through external seminars or by outside consultants.
     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board in October or until their successors shall be duly elected and qualified. The members of the Committee may designate a chair by majority vote of the full Committee membership.
III. Meetings
     The Committee is to meet at least quarterly at approximately the time of the earnings news release and prior to submission of the Securities and Exchange Commission (“SEC”) Forms 10-QSB/10-KSB and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be set by the Committee chair. The Committee is to meet in separate executive sessions with management and the independent auditors at least once each year and at other times when considered appropriate to discuss any matters that the Committee believes should be discussed privately. As necessary or desirable, the Committee may request that members of management and representatives of the independent accountants be present at Committee meetings.
IV. Responsibilities
To fulfill its responsibilities and duties, the Committee shall:
A. Review and update this Charter periodically as conditions dictate, but at least annually.
B. Select, retain and, when appropriate, terminate the independent auditor of the Corporation, set the independent auditor’s compensation and otherwise oversee the independent auditor of the Corporation as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These powers shall rest solely with the Committee.
C. Pre-approve all audit services and all permitted non-audit services to be performed by the independent auditor as set forth in Section 10A(i) of the Exchange Act. The Committee may establish policies and procedures for the engagement of the independent auditor or any other accounting firm to provide non-audit related services.
D. Review and discuss with management the Corporation’s annual financial statements and any annual financial reports submitted to any governmental body or the public, and the independent auditor’s opinions rendered with respect to such financial statements.
E. Communicate to the independent auditor that the auditor is ultimately accountable to the Committee.
F. Ensure that the independent auditor submits to the Committee periodically a written statement of all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1, and engage in active dialog with the independent auditor about all significant relationships the auditor has with the Corporation to determine the auditor’s independence.
G. Review the performance of the independent auditor and consult with the independent auditor outside of the presence of management about internal controls and the effectiveness thereof and the completeness and accuracy of the Corporation’s financial statements. The Committee’s review should include the matters required to be discussed by Statement on Auditing Standards No. 61 and an explanation from the independent auditor of the factors considered by the independent auditor in determining the audit’s scope. The independent auditor should confirm that no limitations have been placed on the scope or nature of the audit. The Committee should recommend to the Board whether the audited financial statements should be contained in the Corporation’s Annual Report on Form 10-KSB to be filed with the SEC.

H. Following completion of the audit, review separately with each of management and the independent auditor any difficulties or disagreements encountered during the course of the audit, such as restrictions on scope of work or access to required information, as well as any improvements that could be made in the audit or internal control procedures.
I. Receive communications, if any, from the independent auditor with respect to interim financial information before the filing of the Quarterly Report on Form 10-QSB with the SEC and discuss such communications with management of the Corporation. The chair of the Committee may represent the entire Committee for purposes of the receipt of communications and discussion with management.
J. Prepare a report to be included in the proxy statement for the Corporation’s annual meeting of shareholders, as required by the regulations of the SEC. The name of each Committee member must appear below the report.
K. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and establish procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.
L. As the Committee deems necessary, engage and determine funding for independent legal counsel and other advisors for the Committee and determine and obtain from the Corporation funding for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
M. Maintain minutes of each meeting of the Committee and submit the minutes to, or otherwise report to and discuss the matters from each Committee meeting with, the Board.
N. Investigate any matter brought to its attention within the scope of its duties and perform any other activities consistent with this Charter, the Corporation’s Charter and Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

REVOCABLE PROXY
GREENVILLE FEDERAL FINANCIAL CORPORATION
Annual Meeting of Stockholders
October 31, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF GREENVILLE FEDERAL FINANCIAL CORPORATION
The undersigned stockholder of Greenville Federal Financial Corporation (“GFFC”) hereby constitutes and appoints David Feltman and Richard O’Brien, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of GFFC to be held at Romer’s Catering and Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 31, 2006, at 10:00 a.m., Eastern Standard Time (the “Annual Meeting”), all of the shares of GFFC that the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, which are described in the accompanying Proxy Statement:
1.	The election of three directors for a term expiring in 2009:

☐	FOR all nominees listed below	☐	WITHHOLD authority to vote for all nominees listed below:	☐	FOR ALL EXCEPT

George S. Luce, Jr.	James W. Ward	David R. Wolverton
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and insert that nominee’s name on the line provided below.)

2.	The approval of the Greenville Federal Financial Corporation 2006 Equity Plan:

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	The ratification of the selection of Grant Thornton LLP as GFFC’s independent registered public accounting firm for the current fiscal year:

☐	FOR	☐	AGAINST	☐	ABSTAIN
The Board of Directors recommends a vote FOR each of the proposals.
Important: Please sign and date this proxy on the reverse side.

[GFFC LOGO]	GREENVILLE FEDERAL FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENVILLE FEDERAL FINANCIAL CORPORATION.
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.
DETACH PROXY CARD HERE

This Proxy will be voted as directed by the undersigned shareholder. If this Proxy is executed and returned but no direction is given, this Proxy will be voted FOR proposals 1, 2 and 3. If any other business is presented at the Annual Meeting, this Proxy will be voted as directed by a majority of the Board of Directors. At this time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders of GFFC, the accompanying Proxy Statement and the Annual Report to Stockholders is hereby acknowledged.

Date	Signature

Date	Signature
IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.
NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.